UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 28, 2009

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

               (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 28, 2009, the Judith Paul 2008 Grantor Retained Annuity Trust and the Terrance Paul 2008 Grantor Retained Annuity Trust (the “Trusts”) adopted a trading plan (the “Plan”) designed to satisfy the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in order to facilitate the sale of certain shares (the “Shares”) of common stock, $0.01 par value, of Renaissance Learning, Inc., a Wisconsin corporation (the “Company”).  The Trusts were established by Judith and Terrance Paul, the Chairman of the Board and Chief Executive Officer, respectively, of the Company, for estate planning purposes.  Neither Mrs. Paul nor Mr. Paul have beneficial ownership in the Shares held by the Trusts.  The Plan was established as part of the Trusts’ long-term strategy for asset diversification.

The Plan provides for periodic sales of the Shares beginning on August 17, 2009 and ending at the earliest of (i) August 12, 2010, (ii) the date on which the Trusts’ broker has sold all Shares specified in the Plan, or (iii) the date the Plan is terminated.  In the aggregate, the Plan provides for the sale of 500,000 Shares.  The Shares will be sold on the open market at prevailing prices, subject to minimum price thresholds.  The transactions under the Plan will be disclosed publicly in Form 144 filings with the Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to report future trading plans adopted by its officers or directors or others, or to report modifications, terminations or transactions or other activities under the trading plan of the Trusts, any officer or director of the Company or others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 31, 2009

RENAISSANCE LEARNING, INC.

By:

/s/ Mary T. Minch

Mary T. Minch

Senior Vice President-Finance, Chief Financial

Officer and Secretary

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